Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-167941) on Form S-8 of our report dated June 16, 2016 which appears in this annual report on Form 11-K of the Fox Chase Bank 401(k) Retirement Plan for the year ended December 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP
Wyomissing, Pennsylvania
June 16, 2016